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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12
Vista Medical Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISTA MEDICAL TECHNOLOGIES, INC.
2101 Faraday Avenue
Carlsbad, CA 92008

April 25, 2003

To the Stockholders of
  VISTA MEDICAL TECHNOLOGIES, INC.

        You are cordially invited to attend the Annual Meeting of the Stockholders of Vista Medical Technologies, Inc., to be held on Wednesday, June 4, 2003 at 10:00 a.m. at the Sheraton San Diego Hotel & Marina (West Tower) located at 1590 Harbor Island Drive, San Diego, California.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

        If you do not plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
John R. Lyon, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

        In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

VISTA MEDICAL TECHNOLOGIES, INC.
2101 Faraday Avenue
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 4, 2003

To the Stockholders of
  VISTA MEDICAL TECHNOLOGIES, INC.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vista Medical Technologies, Inc. (the "Company") will be held at the Sheraton San Diego Hotel & Marina (West Tower) located at 1590 Harbor Island Drive, San Diego, California on Wednesday, June 4, 2003 at 10:00 a.m. (the "Annual Meeting") for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

          1.    To elect two Class II directors for a term of three years or until their successors are duly elected and qualified. The Board of Directors has nominated the following persons for election at the Annual Meeting: George B. DeHuff and Daniel Holland.

          2.    To approve an amendment to the Company's 1997 Stock Option/Stock Issuance Plan, to increase the number of shares of the Company's common stock available for purchase from 892,500 to 1,092,500 shares.

          3.    To approve an amendment to the Company's 1997 Employee Stock Purchase Plan, to increase the number of shares of the Company's common stock available for purchase from 100,000 to 150,000 shares.

          4.    To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

          5.    To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 11, 2003 are entitled to notice of and to vote at the Annual Meeting. The transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

By Order of the Board of Directors
Stephen A. Gorgol Chief Financial Officer, Vice President of Finance and Secretary

Carlsbad, California
April 25, 2003

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

VISTA MEDICAL TECHNOLOGIES, INC.
2101 Faraday Avenue
Carlsbad, California 92008

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held
June 4, 2003

        The enclosed proxy card ("Proxy") is solicited on behalf of the Board of Directors of Vista Medical Technologies, Inc., a Delaware corporation (the "Company" or "Vista"), for use at the annual meeting of stockholders to be held on June 4, 2003 (the "Annual Meeting"). The Board of Directors asks that you appoint its representatives as proxies to vote your shares at the Annual Meeting. The Annual Meeting will be held at 10:00 a.m. at the Sheraton San Diego Hotel & Marina (West Tower) located at 1590 Harbor Island Drive, San Diego, California. Stockholders of record on April 11, 2003 will be entitled to notice of and to vote at the Annual Meeting. These proxy solicitation materials were first mailed to stockholders on or about April 28, 2003.

        The mailing address of the principal executive office of the Company is 2101 Faraday Avenue, Carlsbad, California 92008.

PURPOSE OF THE MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders ("Notice"). Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

        On April 11, 2003, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 5,001,749 shares of the Company's common stock, par value $.01 (the "Common Stock"), were issued and outstanding, and 1,000,000 shares of the Company's Series A convertible preferred stock, par value $0.01, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock or Series A convertible preferred stock held by such stockholder on April 11, 2003. Stockholders may not cumulate votes in the election of directors.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

        If the enclosed Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposals 2, 3 and 4 described in this Proxy Statement and the accompanying Notice. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 2101 Faraday Avenue, Carlsbad, California 92008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

        The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the company may, without additional remuneration, solicit proxies personally by telephone or telegram. The Company has contracted with Equiserve Trust Company, N.A. ("Equiserve) to solicit proxies on the Board of Directors' behalf.

        The anticipated cost of the proxy distribution by Equiserve is approximately $3,000. Equiserve will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock, and solicit proxy responses from holders of the Company's Common Stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

        The Company's Certificate of Incorporation, as amended, provides for a classified Board of Directors consisting of three classes of directors with three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of six persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. Each director elected to this class will serve three years, expiring at the 2006 annual meeting of stockholders, or until his successor has been duly elected and qualified. Each of the nominees listed below is currently a director of the Company. Only directors who are members of the class of directors whose term expires at the Annual Meeting will be elected at the Annual Meeting, and proxies cannot be voted for a greater number of directors than two.

NOMINEES FOR THE TERM ENDING AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS

        Two directors are to be elected at the annual meeting for a three-year term ending in 2006. The Board of Directors has nominated George B. DeHuff and Daniel J. Holland for re-election to this class. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Mr. DeHuff and Mr. Holland. The Company expects that Mr. DeHuff and Mr. Holland will accept such nomination. In the event that either Mr. DeHuff or Mr. Holland is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of the persons elected as directors will continue until such director's term expires in 2006 or until such director's successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES

        The following table sets forth information regarding the nominees for Class II directors with terms expiring in 2006.

Name	Year First Elected Director	Age	Class Termination Year	Position
George B. DeHuff	2001	49	2006	Director
Daniel J. Holland	1995	67	2006	Director

Business Experience of Incumbent Directors with Terms Ending Upon the 2006 Annual Meeting of Stockholders

        GEORGE B. DEHUFF.    Mr. DeHuff has served as a Director of the Company since June 2001. Mr DeHuff was appointed President and Chief Executive Officer of BI Incorporated in May 2001. Prior to BI, Mr. DeHuff was President and Chief Executive Officer of Davita Inc. (formerly Total Renal Care) from 1999. From 1994 to 1999 Mr. DeHuff served in various senior executive capacities with American Medical Response, including President and Chief Executive Officer from 1997. From 1991 to 1994 Mr. DeHuff was President and Chief Executive Officer of LifeFleet, Inc. Mr. DeHuff holds an MBA from the University of Michigan-Ann Arbor.

        DANIEL J. HOLLAND.    Mr. Holland has served as a Director of the Company since July 1995. Mr. Holland is a General Partner of One Liberty Fund III, a venture capital fund organized in 1995. He served as President of Morgan, Holland Ventures Corporation until 1995 when he was appointed Senior Officer of One Liberty Ventures, Inc., formerly Morgan, Holland Ventures Corporation. He has also served as a Managing General Partner of Morgan, Holland Fund and Morgan, Holland Fund II since 1981 and 1988, respectively. Mr. Holland is a director of MatrixOne, Inc. and several privately-held companies. Mr. Holland holds a B.S. in mechanical engineering from The Massachusetts Institute of Technology and an MBA from Harvard Business School.

Business Experience of Directors with Terms Ending Upon the 2004 Annual Meeting of Stockholders

        JAMES C. BLAIR.    Dr. Blair has served as Chairman of the Board and a Director of the Company since July 1995. Dr. Blair has been a Managing Member of Domain Associates, L.L.C., a venture capital management company, since 1985, which manages and advises Domain Partners V, L.P., a shareholder of the Company. Dr. Blair is a graduate of Princeton University and holds MSE and Ph.D. degrees from the University of Pennsylvania.

        JOHN R. LYON.    Mr. Lyon co-founded the Company in July 1993 and has served as President since July 1993, as Chief Executive Officer since December 1996 and as a Director of the Company since July 1995. Prior to co-founding Vista Medical, Mr. Lyon served for three years with Cooper Companies, as President of the International Division within Cooper's Health Care Group from January 1991 through December 1992, and as President of CooperSurgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon also was employed by Kaiser Aerospace in a business development role from February 1993 until Vista Medical was founded in July 1993. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.

Business Experience of Directors with Terms Ending Upon the 2005 Annual Meeting of Stockholders

        SCOTT R. PANCOAST.    Mr. Pancoast was elected a Director of the Company in March 2003, following the resignation of Nicholas Binkley. Mr. Pancoast has been the Executive Vice President of Western States Investment Group, a privately owned investment firm with a venture-capital focus, since 1994. Prior to Western States, he was Senior Vice President and a Director of National Sanitary Supply, where he founded and managed the company's Midwest Division. Mr. Pancoast was also Chief Financial Officer of National Sanitary Supply from 1986, when it went public, until 1988. Mr. Pancoast holds a B.A. in Economics from the University of Virginia and an MBA from Harvard Business School.

        LARRY M. OSTERINK.    Dr. Osterink has been a Director of the Company since July 1995. Dr. Osterink is President of Arts Attack, a private company supplying art curriculum to the educational market. From January 1998 to September 2001, he was Executive Vice President of Clinicon Corporation. From 1993 until 1998, Dr. Osterink served as President of Medical Optics Inc., a subsidiary of Kaiser Aerospace. From 1984 to 1992, Dr. Osterink was President of Kaiser Electro-Optics Inc. and from 1979 to 1984 he was General Manager of the Industrial Laser Division of

SpectraPhysics Inc. Dr. Osterink graduated from Michigan State University and holds a Ph.D. in Electrical Engineering from Stanford University.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors held ten meetings during the fiscal year ended December 31, 2002 (the "2002 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. All of the Company's six directors attended or participated in 80% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2002 Fiscal Year. The Compensation Committee held five meetings during the 2002 Fiscal Year and acted by unanimous written consent five times during the 2002 Fiscal Year. The Audit Committee met four times during the 2002 Fiscal Year.

        The Company has a standing Compensation Committee currently composed of Dr. Blair and an additional Director to be appointed by the Board. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans. The Company also has a standing Audit Committee composed of Mr. Holland, Mr. Pancoast and Dr. Osterink, each of whom is independent (as defined in the listing standards of the National Association of Securities Dealers). The Audit Committee assists in selecting the Company's independent auditors and in designating services to be performed by, and maintaining effective communication with, those auditors. The Board of Directors has adopted a written charter for the Audit Committee.

        The Board of Directors does not have a nominating committee.

DIRECTOR COMPENSATION

        The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Under the Company's 1997 Stock Option/Issuance Plan, as amended (the "Plan"), which was adopted in February 1997 and amended in March and May 1997, and again in June 2001, beginning with the first Annual Meeting following the Company's initial public offering in July 1997, each non-employee director who is first elected to the Board will automatically receive an option to purchase 3,750 shares of Common Stock for the first year of the director's Board term and 1,250 shares of Common Stock for each additional year remaining on the director's Board term following the automatic option grant. Each director who is currently serving on the Board will receive an option to purchase 1,250 shares of Common Stock for each additional year for which he is elected as a director. Therefore, each of the nominees, if elected, will receive an option to purchase 1,250 shares of Common Stock for each additional year for which he is elected as a director. These options will have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date. The grant of 3,750 shares will become exercisable in equal monthly installments over four years of Board service completed by the director following such grant, and the grants of 1,250 shares will become exercisable at the end of one year of Board service completed by the director following the date of grant. However, the shares will immediately vest in full upon changes in control or ownership of the Company or upon the optionee's death or disability.

        Under the Company's 1995 Stock Option Plan (the "Predecessor Plan"), each non-employee director received a fully vested option to purchase 1,125 shares of Common Stock in December 1996, and Mr. Lyon received an option to purchase 2,812 shares of Common Stock. The option grant to Mr. Lyon vested over five years from the date of grant.

VOTING ARRANGEMENTS

        Pursuant to our Certificate of Designations of Series A Convertible Preferred Stock, filed with the state of Delaware on March 3, 2003, our outstanding shares of Series A Convertible Preferred Stock are subject to redemption by us upon the occurrence of certain events, generally beginning on March 3, 2004. In the event any shares of Series A Convertible Preferred Stock remain outstanding after March 3, 2004, the holders of such outstanding shares will have the right to elect the greater of (i) two directors of our Board of Directors or (ii) 25% of the total number of directors on the Board of Directors.

VOTE REQUIRED

        Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee's total.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR the two nominees listed above.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN

        The Company's stockholders are being asked to approve an amendment to the 1997 Stock Option/Stock Issuance Plan (the "Plan"), which will increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 200,000 shares.

        The Board adopted the amendment on April 11, 2003, subject to stockholder approval at this Meeting.

        The Board believes the amendment is necessary to assure that a sufficient reserve of Common Stock remains available for issuance under the Plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

        The following is a summary of the principal features of the Plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive office in Carlsbad, CA.

Equity Incentive Programs

        The Plan consists of three (3) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program and (iii) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board has been delegated exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-employee Board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to individuals other than the Company's executive officers and non-employee Board members. Neither the Compensation Committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program. All grants under that program are made in strict compliance with the express provisions of such program.

        The term Plan Administrator, as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan.

Share Reserve

        The Board of Directors has approved an aggregate of 1,092,500 shares of Common Stock to be reserved for issuance over the term of the Plan. Such share reserve consists of (i) the 892,500 shares initially reserved for issuance under the Plan plus (ii) the additional increase of 200,000 shares of Common Stock that requires stockholder approval and forms part of this Proposal.

        As of March 31, 2003, 538,307 shares of Common Stock were subject to outstanding options under the Plan, 272,873 shares of Common Stock had been issued under the Plan upon exercise of options, and 281,320 shares of Common Stock remained available for future issuance (assuming stockholder approval of this Proposal).

        No participant in the Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 50,000 shares of Common Stock in the aggregate per calendar year. Stockholder approval of this Proposal will also constitute a reapproval of the 50,000-share limitation for purposes of Internal Revenue Code Section 162(m).

        The shares of Common Stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

        In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Plan and the securities and the exercise price per share in effect under each outstanding option.

Eligibility

        Officers and employees, non-employee Board members and independent consultants in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Participation in the Automatic Option Grant Program is limited to non-employee members of the Board.

        As of March 31, 2003, four executive officers, five non-employee Board members and approximately thirty two other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The five non-employee Board members were eligible to participate in the Automatic Option Grant Program.

Valuation

        The fair market value per share of Common Stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq SmallCap Market. On March 31, 2003 the fair market value per share determined on such basis was $1.51.

Discretionary Option Grant Program

        The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

        Each granted option will have an exercise price per share equal to the fair market value of the shares on the grant date unless otherwise determined by the Plan Administrator. No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

        Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

        The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which provide the holders with the right to surrender their options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

        The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of Common Stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

Stock Issuance Program

        Shares of Common Stock may be issued under the Stock Issuance Program at a price per share equal to the fair market value of the shares on the issuance date unless otherwise determined by the Plan Administrator. Shares will be issued for such valid consideration as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Automatic Option Grant Program

        Under the Automatic Option Grant Program, eligible non-employee Board members receive a series of option grants over their period of Board service. Each non-employee Board member will, at the time of his or her initial election or appointment to the Board, receive an option grant for 3,750 shares of Common Stock. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee Board member will automatically be granted an option to purchase 1,250 shares of Common Stock. There will be no limit on the number of such 1,250-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

        Stockholder approval of this Proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the Annual Stockholders Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

        Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each option will be immediately exercisable for the option shares; the shares acquired under the option will be subject to repurchase by the Company at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 3,750-share automatic grant will vest in four (4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the grant date. The shares subject to each annual 1,250-share grant will vest upon the optionee's completion of one (1) year of Board service measured from the grant date. However, each outstanding automatic option grant will automatically accelerate and become immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member. Following the optionee's cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

General Provisions

  Acceleration

        In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

        The Plan Administrator will have the authority under the Discretionary Option Grant Program to provide that those options will automatically vest in full (i) upon an acquisition of the Company, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of the Company effected through a tender offer for more than 50% of the Company's outstanding voting stock or by proxy contest for the election of Board members, or (iii) in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced upon a hostile change in control. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The options granted under the Automatic Option Grant Program will automatically accelerate and become exercisable in full upon any acquisition or change in control transaction.

        The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

  Limited Stock Appreciation Rights

        Each option granted under the Automatic Option Grant Program will include a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, the option may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option. In addition, the Plan Administrator may grant such rights to officers of the Company as part of their option grants under the Discretionary Option Grant Program.

        Stockholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the Automatic Option Grant Program and the subsequent exercise of those rights in accordance with the foregoing terms.

  Financial Assistance

        The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable withholding taxes incurred in connection with the acquisition of those shares.

  Special Tax Election

        The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

  Amendment and Termination

        The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of (i) ten years after the effective date of the Plan, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Stock Awards

        The table below shows, as to Company's Chief Executive Officer, the three other most highly compensated executive officers of the Company and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the Plan from February 1997 (the date of adoption of the Plan) through March 31, 2003, together with the weighted average exercise price payable per share. The Company has not made any direct stock issuances to date under the Plan.

OPTION TRANSACTIONS

Name and Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)
John Lyon Chief Executive Officer and Director	156,186	$1.91
John (Jed) Kennedy Executive Vice President and Chief Operating Officer	58,000	$4.90
Allen Newman Senior Vice President	87,499	$2.09
Stephen Gorgol Vice President of Finance, Chief Financial Officer	47,500	$6.52
All current executive officers as a group (4)	349,185	$3.08
All current non-employee directors as a group (4)	74,625	$3.01
All employees, including current officers who are not executive officers, as a group (33)	180,930	$5.73

Federal Income Tax Consequences

  Option Grants

        Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

        If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

        Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b)

of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

  Stock Appreciation Rights

        No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

  Direct Stock Issuances

        The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

        The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Accounting Treatment

        Option grants under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

        Option grants or stock issuances made under the Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

        On March 31, 2000, the Financial Accounting Standards Board issued Interpretation No. 44, which is an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the Interpretation, option grants made to consultants (but not non-employee

Board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the vesting date of each installment of the option shares. In addition, any options which are repriced after December 15, 1998 will also trigger a direct charge to the Company's earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the date the option is exercised for those shares.

        Should one or more individuals be granted tandem stock appreciation rights under the Plan, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

New Plan Benefits

        As of March 31, 2003, no stock options had been granted, and no shares of Common Stock had been issued, on the basis of the share increases which are the subject of this Proposal. However, on the date of the Annual Meeting, Messrs. Blair, DeHuff, Holland, Osterink and Pancoast will each receive an option grant for 1,250 shares at an exercise price equal to the fair market value per share of Common Stock on that date.

Stockholder Approval

        The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on this Proposal is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then the 200,000 share increase to the share reserve under the Plan will not be implemented, any stock options granted under the Plan on the basis of the increases will immediately terminate without ever becoming exercisable for the shares of Common Stock subject to those options, and no additional options or stock issuances will be made on the basis of such increases. Option grants and direct stock issuances may continue to be made under the Plan until all the shares available for issuance under the Plan have been issued pursuant to such option grants and direct stock issuances.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY'S
1997 EMPLOYEE STOCK PURCHASE PLAN

        The Company's stockholders are being asked to approve an amendment to the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan") which will increase the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 50,000 shares.

        The purpose of the share increase is to ensure that the Company will continue to have a sufficient reserve of Common Stock available under the Purchase Plan to provide eligible employees of the Company with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock Purchase Plan under Section 423 of the Internal Revenue Code.

        The Purchase Plan was originally adopted by the Board of Directors and approved by the stockholders in 1997. On April 11, 2003, the Board approved the amendment to the Purchase Plan which is the subject of this proposal.

        The following is a summary of the principal features of the Purchase Plan, as amended. This summary does not, however, purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's principal executive offices in Carlsbad, California.

SHARE RESERVE AND PLAN ADMINISTRATION

        The Board of Directors has approved 150,000 shares of common stock to be reserved for issuance over the 10-year term of the Purchase Plan, including the 50,000-share increase for which stockholder approval is sought under this proposal. As of March 31, 2003, 84,128 shares of Common Stock had been issued under the Purchase Plan, and 65,872 shares will be available for future issuance, assuming stockholder approval of the 50,000-share increase which is the subject of this proposal. Without such increase, 15,872 shares would be available for future issuance.

        Should any change be made to the outstanding common stock by reason of any stock dividend, stock split, combination of shares or other similar change affecting the outstanding common stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to:

    •
    the class and maximum number of securities issuable over the term of the Purchase Plan,

    •
    the class and maximum number of securities purchasable per participant during any one offering period and

    •
    the class and number of securities and the price per share in effect under each outstanding purchase right.

Such adjustments are designed to preclude the dilution or enlargement of rights and benefits under the Purchase Plan.

        The Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee as plan administrator has full authority to administer the Purchase Plan, including the authority to interpret and construe any provision of the Purchase Plan.

ELIGIBILITY

        Any individual who is employed by the Company on a regularly-scheduled basis of more than 20 hours per week and more than five months per calendar year is eligible to participate in the

Purchase Plan. An eligible employee may join an offering period on any subsequent semi-annual entry date within that offering period on which he or she is an eligible employee.

        As of March 31, 2003, approximately 36 employees (including 4 officers of the Company) were eligible to participate in the Purchase Plan.

PLAN OPERATION

        Shares of common stock will be made available to participants through a series of two-year offering periods. Each participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in semi-annual installments on the last business day of March and September during the offering period.

        Each participant may, through authorized payroll deductions, contribute up to 10% of his or her base salary (in 1% multiples) during each offering period. However, no participant may purchase more than $25,000 worth of common stock (based upon the fair market value of the common stock at the time the offering period begins) per calendar year.

        The purchase price on each semi-annual purchase date will be equal to the lower of

  •
  85% of the fair market value per share of common stock on the participant's entry date into the offering period or

  •
  85% of the fair market value per share of common stock on the semi-annual purchase date.

However, in no event will the fair market value in the first clause be less than the fair market value per share of common stock on the start date of such offering period.

        The fair market value of the common stock on any relevant date will be deemed to be equal to the closing selling price per share on such date as reported on the Nasdaq SmallCap Market. As of March 31, 2003, the fair market value per share of common stock determined on such basis was $1.51.

        No participant will have any stockholder rights with respect to the shares covered by his or her outstanding purchase right until the shares are actually purchased on his or her behalf. No purchase right will be assignable or transferable except by will or by the laws of descent and distribution following the participant's death. Accordingly, during the participant's lifetime, the purchase right will be exercisable only by the participant.

        The purchase right of a participant will terminate upon his or her cessation of employee status, and any payroll deductions collected from such individual during the purchase interval in which such termination occurs will, at such participant's election, either

  •
  be refunded to the participant or

  •
  held for the purchase of shares on the next semi-annual purchase date.

CHANGE IN OWNERSHIP

        In the event the Company is acquired by merger or asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of

  •
  the fair market value per share of common stock on the participant's entry date into the offering period in which such acquisition occurs or

  •
  the fair market value per share of common stock immediately prior to the effective date of such acquisition, but in no event will the fair market value on the participant's entry date be less than the fair market value per share of common stock on the start date of the offering period in which such acquisition occurs.

AMENDMENT AND TERMINATION

        The Purchase Plan will terminate upon the earlier of

    •
    the last business day in March 2007 or

    •
    the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights.

        However, the Company has specifically reserved the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Purchase Plan immediately following any semi-annual purchase date. If such right is exercised by the Company, then the Purchase Plan will terminate in its entirety, and no further purchase rights will be granted or exercised thereunder.

        The Board may amend or modify the provisions of the Purchase Plan at any time. However, the Board may not, without stockholder approval,

    •
    increase the number of shares issuable under the Purchase Plan or the maximum number of shares which any one participant may purchase during a single offering period,

    •
    alter the purchase price formula so as to reduce the purchase price, or

    •
    materially increase the benefits accruing to participants.

FEDERAL TAX CONSEQUENCES

        The Purchase Plan is intended to be an employee stock Purchase Plan within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the semi-annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lower of

    •
    the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or

    •
    15% of the fair market value of the shares on the participant's entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain.

        The Company will not be entitled to an income tax deduction with respect to such disposition.

        If the participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of

    •
    the amount by which the fair market value of the shares on the date of death exceeds the purchase price or

    •
    15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired.

ACCOUNTING TREATMENT

        The issuance of common stock under the Purchase Plan will not result in a direct compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

STOCK ISSUANCES

        The table below shows, as to the Named Executive Officers and as to the various indicated groups, the number of shares of Common Stock and the weighted average purchase price per share, with respect to transactions under the Purchase Plan effected during the period from January 1, 2002 to March 31, 2003.

        Non-employee directors are not eligible to participate in the Purchase Plan.

	Shares (#)	Weighted Average Purchase Price
John R. Lyon President, Chief Executive Officer and Director	2,945	$1.445
John (Jed) Kennedy Executive Vice president and Chief Operating Officer	1,343	$1.445
Allen Newman Senior Vice President	2,404	$1.445
Stephen A. Gorgol Chief Financial Officer, Vice President of Finance and Secretary	1,842	$1.445
All current executive officers as a group (4 persons)	8,534	$1.445
All employees who are not executive officers	17,098	$1.457

NEW PURCHASE PLAN BENEFITS

        No shares of Common Stock have been issued under the Purchase Plan on the basis of the 50,000-share increase for which stockholder approval is sought under this Proposal.

STOCKHOLDER APPROVAL

        The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the annual meeting is required for approval of the 50,000-share increase to the Purchase Plan. Should such stockholder approval not be obtained, then the 50,000-share increase will not be implemented, any payroll deductions collected in connection with such purchase rights will be refunded to the employees, and the Purchase Plan will terminate once the existing share reserve as previously approved by the stockholders has been issued.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends that the stockholders vote FOR this proposal.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee has appointed the firm of Ernst & Young LLP, independent public auditors for the Company during the 2002 Fiscal Year, to serve in the same capacity for the year ending December 31, 2003, and is asking the stockholders to ratify this appointment.

VOTE REQUIRED

        The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

AUDIT FEES

        The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and for review of the financial statements included in our quarterly reports were approximately $88,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        No fees were billed to us by Ernst & Young LLP for year ended December 31, 2002, for services related to Financial Systems Design and Implementation.

ALL OTHER FEES

        The aggregate fees billed for services rendered by Ernst & Young LLP other than those described above for the year ended December 31, 2002 were approximately $13,000.

        The audit committee of the board of directors has determined that the services rendered by Ernst & Young LLP are compatible with maintaining its independence.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2003.

AUDIT COMMITTEE REPORT

        The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2002, included in the Company's Annual Report on Form 10-K for that year. The audit committee conducts its activities pursuant to a written Charter adopted by the Board of Directors.

        The audit committee has reviewed and discussed these audited financial statements with management of the Company.

        The audit committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

        Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                      Submitted by the Audit Committee
                      of the Board of Directors

                      Daniel J. Holland
                      Scott R. Pancoast *
                      Larry M. Osterink

*    Mr. Pancoast was appointed to the audit committee on March 3, 2003, following its approval of the Audit Committee Report.

OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 31, 2003, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group.

        Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of certain outstanding options as described in the footnotes below. The address for those individuals for which an address is not otherwise indicated is: 2101 Faraday Avenue, Carlsbad, California 92008.

Name and Address of Beneficial Owner	Number of Shares	Percentage Beneficially Owned(1)
Funds advised by Domain Associates (2) One Palmer Square Princeton, NJ 08542	1,050,525	17.5%
State of Wisconsin Investment Board Post Office Box 7842 Madison, WI 53707	945,000	15.7%
SBIC Partners, L.P. (4) 201 Main Street, Suite 2302 Fort Worth, TX 76102	822,194	13.6%
Vectra Partners LLC	631,579	10.5%
Medtronic Asset Management, Inc. 7000 Central Avenue NE Minneapolis, MN 55432	401,318	6.7%
James C. Blair (3)	1,062,711	17.7%
Scott R. Pancoast (5)	631,579	10.5%
Daniel J. Holland (6)	172,749	2.8%
John R. Lyon (7)	145,235	2.4%
Allen Newman (8)	75,389	1.2%
John Kennedy (9)	49,602	*
Larry Osterink (10)	41,021	*
Stephen Gorgol (11)	32,075	*
George B. Dehuff (12)	8,889	*
All directors and executive officers as a group (9 persons) (13)	2,219,250	36.9%

*
Less than 1%

(1)
Percentage of ownership is based on 5,001,749 shares of Common Stock and 1,000,000 shares of Series A Convertible Preferred Stock outstanding on March 31, 2003. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after March 31, 2003, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2)
Includes 1,030,182 shares beneficially owned by Domain Partners III, L.P., 15,468 shares beneficially owned by DP III Associates, L.P. and 4,875 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a managing member of Domain Associates L.L.C.

(3)
Includes 6,146 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003. Also includes 1,030,182 shares beneficially owned by Domain Partners III, L.P., 15,468 shares beneficially owned by DP III Associates, L.P. and 4,875 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a managing member of Domain Associates L.L.C.

(4)
Includes 1,250 shares beneficially owned by The Binkley Family Trust and 452,523 shares beneficially owned by SBIC Partners, L.P., a Texas limited partnership ("SBIC Partners"). Also includes 368,421 shares of Series A Convertible Preferred Stock acquired in a Preferred Stock financing on March 3, 2003 by SBIC Partners, L.P. SBIC Partners is the beneficial owner of all shares of the Company's Common Stock registered in its name. Forrest Binkley & Brown L.P., a Texas limited partnership ("FBB"), is the managing general partner of SBIC Partners, and Forrest Binkley & Brown Venture Co., a Texas corporation ("Venture Co."), is the sole general partner of FBB. Nicholas Binkley, a limited partner of FBB and an executive officer, director and shareholder of Venture Co., resigned as one of our directors on February 21, 2003

(5)
Includes 631,579 shares of Series A Convertible Preferred Stock beneficially owned by Vectra Partners LLC.

(6)
Includes 11,021 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003. Also includes 161,728 shares beneficially owned by One Liberty Fund III, L.P. Mr. Holland is a general partner of One Liberty Partners III, L.P., which is a general partner of One Liberty Fund III, L.P. Mr. Holland disclaims beneficial ownership with respect to all shares of Common Stock owned by One Liberty Fund III, L.P.

(7)
Includes 87,722 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(8)
Includes 50,486 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(9)
Includes 36,597 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(10)
Includes 11,021 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(11)
Includes 24,264 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(12)
Includes 8,889 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(13)
Includes 236,146 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003. See also footnotes 2, 3, 4, 5 and 6.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The executive officers of the Company as of March 31, 2003, are as follows:

Name	Age	Position
John R. Lyon	57	President, Chief Executive Officer and Director
John (Jed) Kennedy	45	Executive Vice President and Chief Operating Officer
Allen Newman	52	Senior Vice President
Stephen Gorgol	44	Chief Financial Officer, Vice President of Finance and Secretary

        JOHN R. LYON.    Mr. Lyon co-founded the Company in July 1993 and has served as President since July 1993, as Chief Executive Officer since December 1996 and as a director of the Company since July 1995. Prior to co-founding Vista Medical, Mr. Lyon served for three years with Cooper Companies, as President of the International Division within Cooper's Health Care Group from January 1991 through December 1992, and as President of Cooper Surgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon also was employed by Kaiser Aerospace in a business development role from February 1993 until Vista Medical was founded in July 1993. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.

        JED KENNEDY.    Mr. Kennedy joined Vista Medical in January 1997 as Vice President of Research and Development, was appointed Vice President/General Manager of Westborough Operations in January 2000 until being appointed Executive Vice President and Chief Operating Officer in December 2000. Prior to joining Vista, Mr. Kennedy held various positions in Manufacturing, Quality Engineering and Product Development at Smith & Nephew Endoscopy from 1984 through January 1997. From 1996 through January 1997 he was the Group Director of Product Development responsible for managing all Divisional Product Development activities. From 1993 through 1996, Mr. Kennedy was Director, Research and Development responsible for the management of four technology product development groups. Prior to 1984, he held various engineering positions at Honeywell's Electro-Optics and Avionics divisions. Mr. Kennedy received a BS Manufacturing Engineering from Boston University in 1979.

        ALLEN NEWMAN.    Mr. Newman joined Vista Medical in June 1994 and served as the Company's Vice President, Business Development until being appointed Vice President and General Manager of Head, Neck & Spine Microsurgery in December 1996. He was appointed Senior Vice President in January 2000. Prior to joining Vista, Mr. Newman served as President of Newman Medical, a medical consultancy, from October 1992 through June 1994. Previously, he served as Vice President of Business Development at Birtcher Medical Systems from March through October 1992 and in various sales and management positions at Karl Storz Endoscopy America from 1982 through February 1992, serving as Vice President, Sales and Marketing from 1989. Mr. Newman holds a B.A. from California State University (Sonoma) and graduated from the Medical Marketing Program of the John E. Anderson Graduate School of Business at the University of California, Los Angeles.

        STEPHEN A. GORGOL.    Mr. Gorgol joined Vista Medical in February 1997 and served as Director of Finance and Administration until December 2000 when he was appointed Vice President of Finance and Chief Financial Officer. Prior to joining Vista, Mr. Gorgol served as Corporate Controller of Voicetek Corporation, a telecommunications company, from 1991 through August 1996. Mr. Gorgol received a BS in Accounting from Plymouth State College in 1980.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table provides summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company, who earned more than $100,000 for services rendered in all capacities to the Company for the fiscal year ended December 31, 2002. No executive officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 2002 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers" in this Proxy Statement.

SUMMARY COMPENSATION TABLE(1)

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary (1)	Bonus	Securities Underlying Options/SARS (#)	All Other Compensation
John R. Lyon President, Chief Executive Officer and Director	2000 2001 2002	$205,362 208,200 214,446	— 10,000 —	— — 35,000	— — —
John (Jed) Kennedy Executive Vice President and Chief Operating Officer	2000 2001 2002	152,990 190,000 195,700	— 10,000 —	3,000 — 25,000	— — —
Allen Newman Senior Vice President	2000 2001 2002	158,641 177,324 175,100	— 10,000 —	— — 25,000	— — —
Stephen A. Gorgol Chief Financial Officer, Vice President of Finance and and Secretary	2000 2001 2002	97,038 120,000 138,000	— 10,000 —	7,500 10,000 20,000	— — —

(1)
Includes amounts deferred pursuant to the Company's 401(k) Plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the 2002 Fiscal Year. The Company granted no stock appreciation rights ("SARs") to Named Executive Officers during 2002.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Individual Grants
	Number of Securities Underlying Options Granted (3)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share (1)	Expiration Date
					5%	10%
John R. Lyon	35,000	19%	$3.80	04/17/2012	$83,643	$211,969
John (Jed) Kennedy	25,000	14%	$3.80	04/17/2012	$59,747	$151,407
Allen Newman	25,000	14%	$3.80	04/17/2012	$59,747	$151,407
Stephen A. Gorgol	20,000	11%	$3.80	04/17/2012	$47,796	$121,124

(1)
The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board in accordance with certain provisions of the 1997 Stock Option/Stock Issuance Plan based on the closing selling price per share of a share of Common Stock on the date in question as reported by the Nasdaq SmallCap Market. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares. The Company also has authority to finance the optionee's exercise of the option by loaning such individual on a full-recourse basis sufficient funds to cover the exercise price for the purchased shares, together with any federal and state withholding tax liability incurred by the optionee in connection with the option purchase.

(2)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used for computing this appreciation is the exercise price of the options. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

(3)
Each of the options granted have a maximum term of ten years measured from the applicable grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Each of the options granted will become exercisable in equal monthly installments over the next 36 months of service thereafter. However, each of the options will immediately become exercisable for all of the option shares in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity, or in the event there is a hostile change in control or ownership of the Company. The grant date for the options granted to the Executive Officers is April 17, 2002.

OPTION EXERCISES AND HOLDINGS

        The following table provides information concerning option exercises during 2002 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 2002. No SARs were exercised during 2002 or outstanding as of December 31, 2002.

        AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-The-Money Options At December 31, 2002 (3)
Name	Shares Acquired on Exercise (#)	Value Realized (1)
			Exercisable (2)	Unexercisable	Exercisable (2)	Unexercisable
John R. Lyon	—	—	81,402	32,597	$106,583	$0
John (Jed) Kennedy	—	—	31,156	26,844	3,205	0
Allen Newman	—	—	46,181	22,569	57,936	0
Stephen A. Gorgol	—	—	19,507	27,993	331	0

(1)
"Value realized" is calculated on the basis of the fair market value of the Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2)
The options are immediately exercisable; however, any shares purchased upon exercise may be subject to rights of repurchase on the part of the Company which lapse at various times over the next five years.

(3)
"Value" is defined as fair market price of the Common Stock at fiscal year-end ($2.60) less exercise price.

Equity Compensation Plan Information

        The following table contains aggregated information regarding our equity compensation plans as of December 31, 2002.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted average exercise price of outstanding options, warrants and rights ($)/sh. (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders (1)	689,328	$4.25	83,573
Equity compensation plans not approved by security holders	None	None	None
Total	689,328	$4 .25	83,573

(1)
Equity compensation plans approved by our security holders include our 1997 Stock Option/Stock Issuance Plan and our 1997 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Company's Board of Directors currently consists of Dr. Blair and an additional Director to be appointed by the Board. Neither of these individuals was an officer or employee of the Company at any time during the 2002 Fiscal Year or at any other time. Mr. Lyon, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 2002, but did not take part in the deliberations regarding his own compensation.

        No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS

        Pursuant to an agreement entered into on December 28, 1998, the Company has agreed to continue to pay Mr. Lyon his salary, and to continue to provide certain health care benefits, for a period of twelve (12) months in the event of his involuntary termination following a change in control of the Company.

        Pursuant to an agreement entered into on January 29, 2003, the Company has agreed to continue to pay Mr. Gorgol and Mr. Kennedy their salary, and to continue to provide health care benefits, for a period of (6) months in the event of their involuntary termination following a change in control of the Company.

        Fifty percent of certain unvested shares subject to options outstanding to the Company's executive officers will immediately vest if the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The other 50% of these shares vest if the employee is terminated without cause within two years of the merger or asset sale.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1997 Stock Option/Stock Issuance Plan.

        The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

        GENERAL COMPENSATION POLICY.    The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

        FACTORS.    The principal factors that were taken into account in establishing each executive officer's compensation package for the 2001 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

        BASE SALARY.    In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their proxy statements. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

        ANNUAL INCENTIVES.    Annual incentives in the form of cash bonuses are awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company's performance goals during the year which included revenue growth, operating income, earnings per share and product commercialization. In 2002, there were no annual incentive compensation awards made to the Named Executive Officers.

        LONG TERM INCENTIVES.    Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to

10 years). Each option becomes exercisable in a series of installments over a five-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

        The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

        CEO COMPENSATION.    In setting the total compensation payable to Mr. Lyon, the Company's President and CEO for the 2002 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and achievement of its goals.

        The Compensation Committee adjusted Mr. Lyon's base salary for the 2002 fiscal year over the 2001 fiscal year level in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. Mr. Lyon did not receive an incentive bonus during 2002.

        The Compensation Committee awarded 35,000 stock option grants to Mr. Lyon in fiscal 2002.

        COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m).    The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

        Submitted by the Compensation Committee of the Company's Board of Directors.

                                                                                                                          Dr. James C. Blair

STOCK PERFORMANCE GRAPH

        The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market—U.S. Index") and the Nasdaq Medical Device Manufacturer Index. The graph covers the period from December 31, 1997 to December 31, 2002. The total return for the Company's Common Stock and each index assumes that $100 was invested on December 31, 1997 and that all dividends were reinvested, although dividends have not been declared on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        All of the Company's officers are employed by the Company at will.

        The Company's Second Restated Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Second Restated Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

        The Company's Restated Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors and officers. The indemnification agreements contain provisions that require the Company, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company has obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.

        As of the date of this Proxy Statement, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 reports were required, the Company believes that, during the period from January 1, 2002 through December 31, 2002, all reporting requirements under Section 16(a) were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2004 Annual Meeting must be received no later than December 31, 2003, in order that they may be included in the proxy statement and form of proxy relating to that meeting and must meet all other requirements specified in our bylaws.

ANNUAL REPORT

        A copy of the Annual Report of the Company for the 2002 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

        THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 31, 2003. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO STEPHEN A. GORGOL, CHIEF FINANCIAL OFFICER AND VICE PRESIDENT OF FINANCE OF THE COMPANY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 2101 FARADAY AVENUE, CARLSBAD, CALIFORNIA 92008.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                      THE BOARD OF DIRECTORS OF
                      VISTA MEDICAL TECHNOLOGIES, INC.

Dated: April 28, 2003

DETACH HERE

PROXY

VISTA MEDICAL TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints John R. Lyon and Stephen A. Gorgol jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vista Medical Technologies, Inc. to be held on Wednesday, June 4, 2003, or at any postponements or adjournments thereof, as specified on this proxy, and to vote in his discretion on such other business as may properly come before the meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VISTA MEDICAL TECHNOLOGIES, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.

We define our business into two separate units. The Obesity Surgery Management Services business, based in Carlsbad, CA, provides services to physicians and hospitals involved in the surgical treatment of morbid obesity. Additionally, we offer systems and consulting services which enable the efficient operation of obesity surgery programs.

The Visualization Technology business, based in Westborough, MA, develops, manufactures and markets products that provide information to physicians performing minimally invasive general surgical, cardiac surgical and other selected endoscopic and interventional procedures. The Visualization Technology business also manufactures compact, high resolution endoscopic cameras for original equipment manufacturer customers and strategic partners.

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☒Please mark
votes as in
this example.

1.
Election of Directors. Nominees:

  George B. DeHuff and Daniel Holland will stand for election to the Board for terms to expire in 2006.

	FOR BOTH NOMINEES	☐	☐	WITHHELD FROM BOTH NOMINEES
☐
For both nominees except as noted above
		FOR	AGAINST	ABSTAIN
2.	Approval of Amendment to Stock Option Plan.	☐	☐	☐
3.	Approval of Amendment to Employee Stock Purchase Plan.	☐	☐	☐
4.	Ratification and Appointment of Ernst & Young LLP as Independent Auditors.	☐	☐	☐

Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposals 1, 2, 3 and 4 and will be voted by the proxyholders at their discretion as to any other matters properly transacted at the Meeting or any adjournments thereof. To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need be checked.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
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PURPOSE OF THE MEETING
VOTING RIGHTS AND SOLICITATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN
OPTION TRANSACTIONS
PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4 RATIFICATION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE(1)
OPTION GRANTS IN LAST FISCAL YEAR
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS
  THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.